Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-21087, 33-21088, 33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-91769, 333-30526, 333-31762, 333-40282, 333-53246, 333-56696, 333-72206, 333-65796, 333-101519 and 333-109296) of Merck & Co., Inc. of our report dated June 23, 2005 relating to the financial statements of Merck & Co., Inc. Employee Stock Purchase and Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 27, 2005